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                                                                     EXHIBIT 5.1


                                 April 30, 1997





ModaCAD, Inc.
1954 Cotner Avenue
Los Angeles, California 90025


         Re:  ModaCAD, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as securities counsel for ModaCAD, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to be filed with the Securities and Exchange Commission (the "Commission") on May 1, 1997, in connection with the registration of 1,610,000 shares of Common Stock issuable upon the exercise of 1,610,000 redeemable warrants (all such warrants together, the "Warrants") to purchase 1,610,000 shares of Common Stock, and such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants (all such shares of Common Stock together, the "Shares").

                  In connection with the preparation of the Registration Statement, we have examined such documents, instruments, records, certificates and matters as we have considered appropriate and necessary to render this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of all signatures thereon.

                  Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Shares are issued and sold


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ModaCAD, Inc.
April 30, 1997
Page 2

in accordance with the prospectus forming a part of the Final Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the inclusion of our opinion as Exhibit
5.1 to the Registration Statement and further consent to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                  This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of California, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                            Very truly yours,

                                            /s/ Coudert Brothers

                                            COUDERT BROTHERS